UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

BGC Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	01-35591	86-3748217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 8.01.	Other Events.

Notes Offering

On June 10, 2024, BGC Group, Inc. (the “Registrant,” “BGC” or the “Company”) closed an offering of $500 million aggregate principal amount of its 6.600% senior notes due 2029 (the “6.600% Notes”). The initial purchasers in the offering were BofA Securities, Inc., Cantor Fitzgerald & Co. (“CF&Co”), PNC Capital Markets LLC, Regions Securities LLC, Wells Fargo Securities, LLC, Fifth Third Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., M&T Securities, Inc., KeyBanc Capital Markets Inc., Goldman Sachs & Co. LLC, ICBC Standard Bank Plc, Citizens JMP Securities, LLC, Piper Sandler & Co., Comerica Securities, Inc., Santander US Capital Markets LLC, U.S. Bancorp Investments, Inc., CastleOak Securities, L.P. and Janney Montgomery Scott LLC. The Company received net proceeds from the offering of the 6.600% Notes of approximately $495.3 million after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

The 6.600% Notes were issued pursuant to an Indenture, dated as of June 10, 2024 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 10, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The 6.600% Notes bear interest at a rate of 6.600% per year, payable in cash on June 10 and December 10 of each year, commencing December 10, 2024. The 6.600% Notes will mature on June 10, 2029. The Company intends to use the net proceeds from the sale of the 6.600% Notes to repurchase, redeem and/or repay at maturity all $255.5 million outstanding aggregate principal amount of its 3.750% Senior Notes due 2024 and all $44.5 million outstanding aggregate principal amount of the 3.750% Senior Notes due 2024 of BGC Partners, Inc. (“BGC Partners”), a wholly owned subsidiary of the Company, in each case including to pay any applicable redemption premium.

The Company may redeem some or all of the 6.600% Notes at any time or from time to time for cash (i) prior to May 10, 2029, at certain “make-whole” redemption prices (as set forth in the Indenture) and (ii) on or after May 10, 2029, at 100% of the principal amount of such notes. If a “Change of Control Triggering Event” (as defined in the Indenture) occurs, holders may require the Company to purchase all or a portion of their 6.600% Notes for cash at a price equal to 101% of the principal amount of the 6.600% Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

The 6.600% Notes are general senior unsecured obligations of the Company.

The Indenture contains customary covenants, such as reporting of annual and quarterly financial results, and restrictions on certain mergers and consolidations. The 6.600% Notes and the Indenture do not contain any financial covenants.

The 6.600% Notes and the Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants, cross-acceleration to other debt in excess of $100 million and bankruptcy events, all subject to terms, including notice and cure periods, as set forth in the Indenture.

The 6.600% Notes were offered and sold only to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and to non-U.S. persons (as defined in Regulation S under the Securities Act) pursuant to Regulation S. The 6.600% Notes have not been registered under the Securities Act or any other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company has entered into a Registration Rights Agreement, dated as of June 10, 2024 (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the 6.600% Notes for a new issue of notes registered under the Securities Act and to complete such exchange offer prior to 365 days after June 10, 2024. In certain circumstances, the Company may be required to file a shelf registration statement covering resales of the 6.600% Notes.

The foregoing descriptions of the Indenture, the 6.600% Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture, the form of the 6.600% Notes and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Intercompany Credit Agreement Amendment

The Company has entered into a Third Amendment to Credit Agreement, dated as of June 7, 2024 (the “Third Amendment”), which amends that certain Credit Agreement, dated as of March 19, 2018, between BGC Partners and Cantor Fitzgerald, L.P. (“Cantor”), as amended on August 6, 2018, assumed by the Company from BGC Partners pursuant to the Assignment and Assumption Agreement, dated as of October 6, 2023, by and between the Company, BGC Partners and Cantor, and amended as of March 8, 2024 (the “Cantor Credit Agreement”). The Third Amendment was approved by both the Board of Directors and the Audit Committee of the Company.

The Third Amendment permits the Company and its subsidiaries and Cantor and its subsidiaries to borrow from each other up to the maximum $400 million aggregate principal amount available under the Cantor Credit Agreement pursuant to a new category of “FICC-GSD Margin Loans.” FICC-GSD Margin Loans are loans made by a party to the Cantor Credit Agreement, the use of proceeds of which will be to directly or indirectly (i) post margin at any clearinghouse, including without limitation the Government Securities Division of the Fixed Income Clearing Corporation, (ii) keep funds available for the purpose of posting such margin or (iii) otherwise facilitate the clearing and settlement of trades. FICC-GSD Margin Loans will bear interest at a rate equal to the overnight interest rate actually earned by the borrower or its affiliates on borrowings under the applicable FICC-GSD Margin Loan that are posted to clearinghouses or kept available for posting at clearinghouses. As of June 7, 2024, such rate would be approximately 5.14%. The maturity date in respect of FICC-GSD Margin Loans will not exceed 35 days from the date the loan is made, unless otherwise agreed by the parties. All other terms of the Cantor Credit Agreement, including terms applicable to loans made thereunder that are not FICC-GSD Margin Loans, remain the same.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Clearing Agreement Amendments

BGC Financial, L.P. (“BGCF”) and the Company have entered into a fourth amendment, dated as of June 7, 2024 (the “Clearing Agreement Amendment”), to the Clearing Services Agreement, dated May 9, 2006, between CF&Co and BGCF, and an assignment and second amendment, dated as of June 7, 2024 (the “Clearing Capital Agreement Amendment,” and together with the Clearing Agreement Amendment, the “Clearing Agreement Amendments”), to the Clearing Capital Agreement, dated November 5, 2008, between Cantor and BGC Partners, respectively. The Clearing Agreement Amendments modify the rate charged by CF&Co and Cantor for posting margin in respect of trades cleared on behalf of BGCF and the Company, respectively, to a rate equal to CF&Co’s or Cantor’s cost of funding such margin through a draw on a third party credit facility provided to CF&Co or Cantor, respectively, for which the use of proceeds is to finance clearinghouse margin deposits and related transactions. The Clearing Capital Agreement Amendment also assigns BGC Partners’ rights and obligations thereunder to the Company.

The foregoing description of the Clearing Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Clearing Agreement Amendments, which are filed as Exhibit 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Discussion of Forward-Looking Statements About BGC

Statements in this report regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about BGC’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 10, 2024, between BGC Group, Inc. and Wilmington Trust, National Association, as trustee

4.2	First Supplemental Indenture, dated as of June 10, 2024, between BGC Group, Inc. and Wilmington Trust, National Association, as trustee

4.3	Form of BGC Group, Inc. 6.600% Senior Notes due 2029 (included in Exhibit 4.2)

10.1	Registration Rights Agreement, dated as of June 10, 2024, between BGC Group, Inc. and the parties named therein

10.2	Third Amendment, dated as of June 7, 2024, by and between BGC Group, Inc. and Cantor Fitzgerald, L.P., to the Credit Agreement, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P., dated as of March 19, 2018, as amended as of August 16, 2018, assumed by BGC Group, Inc. as of October 6, 2023, and amended as of March 8, 2024

10.3	Fourth Amendment, dated as of June 7, 2024, to the Clearing Services Agreement, dated May 9, 2006, between Cantor Fitzgerald & Co. and BGC Financial, Inc.

10.4	Assignment, Assumption and Second Amendment, dated as of June 7, 2024, by and between BGC Group, Inc., BGC Partners, Inc., and Cantor Fitzgerald, L.P., to the Clearing Capital Agreement, dated November 5, 2008, between BGC Partners, Inc. and Cantor Fitzgerald, L.P.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Group, Inc.

Date: June 10, 2024	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated June 10, 2024, regarding entry into the Base Indenture, First Supplemental Indenture, and amended intercompany agreements.]